SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2005

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Industrial Drive, West Chicago, Illinois	60185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(630)562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

(a) On August 19, 2005, we entered into a Settlement Agreement with our non-executive directors, Carl R. Klein, James A. Skelton, Gary Castagna and Greg Meyer; our executive directors, Joseph A. Turek and Gerald M. (“Jim”) Mayer; and our outside counsel Freeborn & Peters, LLP, to settle a dispute among such parties, although no litigation had been filed with respect to the dispute. Pursuant to the Settlement Agreement, the parties agreed to the following:

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Mr. Mayer agreed to a reassignment from his current position as Chief Executive Officer to a new position as Vice President and Chief Business Development Officer, and Mr. Mayer resigned as a Director, all as further described in Section 5 below. Mr. Mayer agreed to reduce his salary to $203,150 in an effort to help reduce our expenses; to return $3,000, which was the amount that we paid him in excess of the $80,000 bonus for 2004 authorized by the Board of Directors; to cancel options for 400,000 shares of our common stock as described in Section 5 below; and to use the after-tax proceeds of the $80,000 bonus to exercise options that he holds for our common stock at $0.67 per share. We agreed to issue Mr. Mayer new options to purchase 150,000 shares of our common stock as described in Section 5 below.

●
Mr. Turek agreed to a reassignment from his current position as President and Chief Operating Officer to a new position as President and Chief Executive Officer, as further described in Section 5 below. Mr. Turek also agreed to reduce his salary to $182,750 in an effort to help reduce our expenses.

●	Mr. Skelton agreed to resign as a Director, as further described in Section 5 below.

●
Mr. Klein agreed to resign as a Director, following the completion of certain actions, as further described in Section 5 below. The parties agreed that Mr. Turek would become Chairman upon Mr. Klein’s resignation.

●	The Board of Directors agreed to convene meetings at least once a month through year-end 2005, and Mr. Turek, as CEO, agreed to provide certain information to each meeting.

●	The Directors that did not resign (Gary Castagna, Greg Meyer, and Messrs. Klein and Turek) agreed that we will attempt to find and nominate individuals to fill the two vacated positions.

●
We agreed to continue to use Freeborn & Peters LLP as our counsel, subject to Freeborn & Peters’ continued agreement which may be withdrawn at any time, for so long as either of Messrs. Meyer or Castagna remain as Directors.

●
We agreed to retain JAS Financial Services, LLC as a financial advisor to the Board of Directors through December 31, 2005, on terms and conditions to be contained in a financial advisory agreement to be negotiated. Mr. Skelton is the sole principal of JAS Financial Services, LLC.

●
We agreed to retain Mr. Klein as counsel to our independent directors, subject to Mr. Klein’s continued agreement which may be withdrawn at any time, from the date of his resignation as a Director through the first to occur of (a) the resignations of both Messrs. Meyer and Castagna from our Board of Directors or (b) December 31, 2005. During this time, we will pay Mr. Klein $10,000 per month.

●
We agreed to pay the remaining reasonable legal fees of the parties to the settlement agreement arising out of the dispute, subject to cash availability; provided that such reimbursement of the legal fees incurred by the executive directors shall not exceed $75,000 and the reimbursement of the remaining legal fees incurred by the non-executive directors shall not exceed $35,000.

●	We agreed to purchase a two-year “tail” on our directors’ and officers’ liability insurance policy, subject to cash availability.

●	The parties to the settlement agreement provided each other with mutual releases.

The foregoing summary description of the agreement is qualified in its entirety by reference to the terms of the agreement, which is filed as an exhibit hereto.

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On August 19, 2005, we reassigned our Chief Executive Officer, Gerald M. (“Jim”) Mayer to the newly created position of Vice President and Chief Business Development Officer. Mr. Mayer had been our Chief Executive Officer and a director since July 27, 2004. He was our Chief Financial Officer and Chief Administrative Officer from May 14, 2004 through July 27, 2004. He has 18 years of experience, including 12 years as CEO of DiversiCorp, Inc., and has managed or directed more than 50 engagements with troubled companies. Mr. Mayer has served on several boards of directors including the Turnaround Management Association. He has been the Managing Member of Credit Support International, a specialized consulting firm devoted to transitional and troubled middle-market companies, since 1985. Pursuant to an agreement between Credit Support International and the Company, Mr. Mayer acted as Chief Restructuring Advisor to the Board of Directors of the Company from April 15, 2003 through May 14, 2004. Upon Mr. Mayer becoming our Chief Executive Officer, Credit Support International terminated its retention by M-Wave.

Please see the section entitled “Executive Officers’ Compensation - Employment Agreements” in our definitive Proxy Statement filed with the SEC on April 29, 2005 for a description of Mr. Mayer’s employment agreement, which remains in effect, except to the extent specifically modified by his change in position and as described below.

In June 2005, we agreed with Mr. Mayer to amend his employment agreement so that the bonus payable to Mr. Mayer for the 2005 fiscal year is to be computed by taking 11% of our pre-tax income and paying 60% of such amount to Mr. Mayer. Any bonus payable to Mr. Mayer in 2006 and beyond will be made at the discretion of our Board of Directors. Bonuses for Mr. Mayer are capped at an annual maximum level of $200,000 per year.

Effective August 19, 2005, Mr. Mayer agreed to reduce his annual salary to $203,150, in an effort to help reduce our expenses, and cancel the 400,000 options previously issued to him. We agreed to issue options on August 19, 2005 to purchase 150,000 shares of our common stock at an exercise price of $0.99 per share, with a term of five years.

Please see the section entitled “Certain Transactions” in our definitive Proxy Statement filed with the SEC on April 29, 2005 for a description of related party transactions to which Mr. Mayer has been a party.

(b) On August 19, 2005, we reassigned our President and Chief Operating Officer, Joseph A. Turek, to the position of President and Chief Executive Officer. Mr. Turek is the founder of M-Wave and has acted as our President and Chief Operating Officer since August 2004, and has served as a director of M-Wave since 1988. He served as our Chairman and Chief Executive Officer from 1993 to August 2004. Mr. Turek served for more than five years in various positions at West-Tronics, Inc., a manufacturer of low frequency circuit boards and a contract assembler of electronic products, with his last position as President in 1987 and 1988.

Please see the section entitled “Executive Officers’ Compensation - Employment Agreements” in our definitive Proxy Statement filed with the SEC on April 29, 2005 for a description of Mr. Turek’s employment agreement, which remains in effect, except to the extent specifically modified by his change in position and as described below.

In June 2005, we agreed with Mr. Turek to amend his employment agreement so that the bonus payable to Mr. Turek for the 2005 fiscal year is to be computed by taking 11% of our pre-tax income and paying 40% of such amount to Mr. Turek. Any bonus payable to Mr. Turek in 2006 and beyond will be made at the discretion of our Board of Directors. Bonuses for Mr. Turek are capped at an annual maximum level of $200,000 per year.

Mr. Turek also agreed, effective August 19, 2005, to reduce his annual salary to $182,750 in an effort to help reduce our expenses.

(c)	Mr. Mayer, Class II Director, resigned on August 19, 2005.

(d)	James A. Skelton, Class I Director, resigned on August 19, 2005.

(e)           Carl R. Klein, Class III Director, agreed to resign promptly after the filing of this Form 8-K, and a Form SB-2/A covering the resale of certain shares of our common stock by M.A.G. Capital and its related investment funds, which are investors in our securities. The parties to the settlement agreement described in Section 1 above agreed that Mr. Turek would become Chairman upon Mr. Klein’s resignation.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	Settlement Agreement, dated August 19, 2005, among M-Wave, Inc., Carl R. Klein, James A. Skelton, Gary Castagna, Greg Meyer, Joseph A. Turek, Gerald M. (“Jim”) Mayer, and Freeborn & Peters, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

	By	/s/ Joseph A. Turek
Joseph A. Turek
Chief Executive Officer
Dated: August 23, 2005